UNDERWRITING AGREEMENT

between

SELWAY CAPITAL ACQUISITION CORPORATION

and

AEGIS CAPITAL CORP.

as Representative

SELWAY CAPITAL ACQUISITION CORPORATION

UNDERWRITING AGREEMENT

New York, New York
___________ __, 2011

Aegis Capital Corp.,
  as Representative of the Underwriters
  named in Schedule I
810 Seventh Avenue, 11th Floor
New York, New York 10019

Ladies and Gentlemen:

The undersigned, Selway Capital Acquisition Corporation, a corporation formed under the laws of Delaware ("you" (including its correlatives) or the “Company”), hereby confirms its agreement with Aegis Capital Corp. (hereinafter referred to as the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1      Firm Securities.

1.1.1.      Nature and Purchase of Firm Securities.

(i)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 2,750,000 units (“Firm Units”) of the Company.

(ii)           The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $9.75 per Firm Unit.  The Underwriters, severally and not jointly, agree that they will not seek payment of the Deferred Compensation (as defined below) unless and until an Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be, has been consummated by the Company, and the Company agrees that it shall pay the Deferred Compensation only upon consummation of such Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one Series A Share (“Series A Shares” including any security issued upon conversion or consolidation of the Series A Shares in accordance with the Amended and Restated Certificate of Incorporation of the Company) of the Company’s common stock, $0.0001 par value, (“Common Stock”) and one warrant (“Warrants”), all as further described in the Registration Statement. The Series A Shares and the Warrants included in the Firm Units will not be separately transferable until the ninetieth (90) day after the Effective Date (as hereinafter defined) unless the Representative notifies the Company of its decision to allow for earlier trading, but in no event will the Representative allow separate trading until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering, the filing of a Form 8-K by the Company which includes such balance sheet and the Company issuing a press release announcing when such separate trading will begin. Each Warrant entitles its holder to exercise it to purchase one Series A Share for $7.50 during the period commencing on the later of: (i) the consolidation of each series of the Common Stock into one class of Common Stock after consummation of an Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be, or (ii) one year from the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof), and terminating on the earlier of: five-year anniversary of the Effective Date or the date of our dissolution and the liquidation of the trust account, unless such Warrant is earlier redeemed at the option of the Company in accordance with the terms of the Warrant Agreement (as defined in Section 2.20 hereof) (the date of any such redemption. shall be referred to herein as the “Redemption Date”).  “Acquisition Transaction” shall mean any merger, stock exchange, asset acquisition, stock purchase or similar acquisition transaction consummated by the Company with an operating target business (as described more fully in the Registration Statement). “Post-Acquisition Tender Offer” shall mean an issuer tender offer commenced by the Company following an Acquisition Transaction in accordance with the Amended and Restated Certificate of Incorporation of the Company (as described more fully in the Registration Statement).  “Post-Acquisition Automatic Trust Liquidation” shall mean that the issuer, after the consummation of an Acquisition Transaction, shall cause the shares of Series B Common Stock to be redeemed in accordance with the Amended and Restated Certificate of Incorporation of the Company (as described more fully in the Registration Statement).

1.1.2.      Payment and Delivery.

(i)           Delivery and payment for the Firm Units shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.2 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Zysman, Aharoni Gayer and Sullivan & Worcester, LLP, counsel to the Underwriters (“ZAG/S&W”) in New York City, or at such other place (or remotely by fax or other electronic transmission) as shall be agreed by the Representative and the Company. The time and date of delivery and payment for the Firm Units is called the “Closing Date.”

(ii)           Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $[________] of the proceeds received for the Firm Units (including $[__________] received with respect to the Placement Warrants (as defined below) and including $[_________] in respect of the Deferred Compensation) shall be deposited in the trust fund established by the Company for the benefit of its public shareholders as described in the Registration Statement (“Trust Fund”) pursuant to the terms of an Investment Management Trust Agreement (“Trust Agreement”), and the balance of such proceeds shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver any of the Firm Units except upon tender of payment by the Representative for all the Firm Units. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2       Over-allotment Option.

1.2.1.           Option Units.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 412,500 units from the Company (“Over-Allotment Option”). Such additional 412,500 units are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are herein collectively referred to as the “Units,” and the Units, the Series A Shares and the Warrants included in the Units and the Shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2.           Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of ZAG/S&W in New York City or at such other place (including remotely by fax or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3.           Payment and Delivery.  Payment for the Option Units will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $10.00 per Option Unit (including the Deferred Compensation that will be paid to the Underwriters only upon consummation of an Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be, by the Company) shall be deposited in the Trust Fund pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters.  The Underwriters, severally and not jointly, agree that they will not seek payment of the Deferred Compensation referred to in the preceding sentence unless and until an Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be, has been consummated by the Company, and the Company agrees that it shall pay the Deferred Compensation only upon consummation of such Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be.  The Option Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Representative for applicable Option Units

1.3          Private Placement of Warrants to Sponsor.  Selway Capital Holdings, LLC (the “Sponsor” or the “Initial Shareholder”) purchased from the Company pursuant to the Placement Warrant Purchase Agreement (as defined in Section 2.21.2 hereof) an aggregate of 2,333,333 warrants substantially similar to the Warrants (the “Placement Warrants”) at a purchase price of $0.75 per Placement Warrant in a private placement that closed immediately prior to the entering into of this agreement (the “Private Placement”). The Placement Warrants and the shares of Common Stock issuable upon exercise of the Placement Warrants are hereinafter referred to collectively as the “Placement Securities.”

1.4          Representative’s Purchase Option.

1.4.1.       Purchase Option.  The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 137,500 Units (“Representative’s Units”) for an aggregate purchase price of $100. Each Representative Unit shall consist of one share of Common Stock and one warrant (a “Representative’s Warrant”). Each Representative’s Warrant shall entitle its holder to purchase one share of Common Stock for $7.50 during the period commencing on the later of: (i) the consummation of an Acquisition Transaction,  Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be, or (ii) one year from the date of the Prospectus and ending on the later of the five-year anniversary of the Effective Date or, if earlier redeemed by the Company in accordance therewith. The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of an Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be, or one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative’s Unit of $12.50, which is equal to one hundred and twenty five percent (125%) of the public offering price of a Unit. The Representative’s Purchase Option, the Representative’s Units, the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Purchase Option and the underlying securities during the first 180 days after the Effective Date, and, by its acceptance of the Representative’s Units, the Representative agrees that it will not, sell, transfer, assign, pledge or hypothecate the Representative’s Purchase Option, or any portion thereof, or engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the lock-up restrictions set forth in this Section 1.4.1 in writing.

1.4.2.       Delivery and Payment. Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date.  The Company shall deliver to the Representative, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

1.5          Deferred Compensation. Upon the consummation of an Acquisition Transaction, or, if later, the completion of a Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be, the Company shall pay the underwriting discounts and commissions (the “Deferred Compensation”) equal to 2.0% of the gross proceeds of the Offering (less any amounts that have been paid prior thereto to investors pursuant to any redemption, cash conversion right, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation). This payment shall be made by wire transfer to an account or accounts designated by the Representative on the closing date of the Acquisition Transaction, or, if later, the completion of a Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be.

1.6           Additional Compensation. The Company shall pay the Representative 5% of the gross proceeds from the sale of any newly-issued Shares of Common Stock by the Company, other than as part of the Offering, to investors whom Representative had introduced to the Company, provided, however, that such sale takes place prior to or in conjunction with the consummation date of an Acquisition Transaction, or, if later, the completion of a Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation.  The payment in this Section 1.6 shall be made by the Company to the Representative upon the closing of such sale.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as of the Closing Date and as of the Option Closing Date, if any, as follows:
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2.1         Filing of Registration Statement.

2.1.1           Pursuant to the Act.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-172714), and one or more amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Act”), of the offering and sale of the Securities, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such form, have been satisfied. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional Securities of any type (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. The offering and sale of all of the Securities have been registered under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Act with the filing of such Rule 462(b) Registration Statement. The Company, if required by the Act and the rules and regulations of the Commission thereunder (the “Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act (including, without limitation, the Sale Preliminary Prospectus (as hereinafter defined)) is hereafter called a “Preliminary Prospectus.” The prospectus, subject to completion, dated _____________, 2011, is hereinafter referred to as the “Sale Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits and other documents (if any) incorporated by reference therein pursuant to the Regulations on or before the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2.1.2.      Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number 000-54527) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Series A Shares and the Warrants. The registration of the Units, Series A Shares and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2          No Stop Orders, etc.  Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3          Disclosures in Registration Statement.

2.3.1.      10b-5 Representation.  At the respective times the Registration Statement and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any):

(i)           The Registration Statement, the Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did and will in all material respects conform to the requirements of the Act and the Regulations.

(ii)          Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Prospectus to comply with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the names of the several Underwriters and the information with respect to dealers’ concessions and reallowances in the section of the Prospectus entitled “Underwriting” and the identity of counsel to the Underwriters contained in the section of the Prospectus entitled “Legal Matters” (the “Underwriter Information”).

2.3.2.      Disclosure of Agreements.  The agreements and documents described in the Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Prospectus, the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach of default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3.      Prior Securities Transactions.  Except as disclosed in the Registration Statement, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since its formation.

2.3.4.      Regulations.  The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are, to the best of the Company’s knowledge, correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4          Changes After Dates in Registration Statement.

2.4.1.      No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned or threatened to resign from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.4.2.      Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5          Independent Accountants.  McGladrey & Pullen, LLP (“McGladrey”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. McGladrey has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

            2.6          Financial Statements, etc.  The financial statements, including the notes thereto included in the Registration Statement and Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  Except as disclosed in the Registration Statement and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company and, (d) there has not been any material increase in the Company’s long-term or short-term debt.  There are no pro forma or as adjusted financial statements which are required to be included in the Sale Preliminary Prospectus and the Prospectus in accordance with Regulation S-X which have not been included as so required.

2.7          Authorized Capital; Options, etc.  The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into Common Stock of the Company, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights or convertible securities.

2.8          Valid Issuance of Securities, etc.

2.8.1.      Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement (including, without limitation, the Placement Securities) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized capital stock of the Company conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding capital stock of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

            2.8.2.          Securities Sold Pursuant to this Agreement.  The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.  When paid for and issued, the Representative’s Purchase Option, the Representative’s Warrants, and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Option, the Representative’s Warrants, and Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.  The shares of Common Stock issuable upon exercise of the Warrants and the Representative’s Warrants have been reserved for issuance upon the exercise of the Warrants and the Representative’s Warrants and, when issued in accordance with the terms of the Warrants and the Representative’s Warrants, as the case may be, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders. The underlying shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Representative’s Purchase Option, the Warrants and the Representative’s Warrants has been duly and validly taken.

2.8.3.      Placement Warrants. The Placement Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Placement Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.  The shares of Common Stock issuable upon exercise of the Placement Warrants have been reserved for issuance upon the exercise of the Placement Warrants and, when issued in accordance with the terms of the Placement Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.  The Company has received full payment for the Placement Warrants.

2.8.4.      No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

2.9          Registration Rights of Third Parties.  Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10        Validity and Binding Effect of Agreements.  This Agreement, the Representative’s Purchase Option, the Warrant Agreement (as defined in Section 2.20 hereof), the Trust Agreement, the Services Agreement (as defined in Section 3.15 hereof) and the Placement Warrant Purchase Agreement (as defined in Section 2.21.2 hereof, all of the foregoing being referred to herein as the “Applicable Agreements”) have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

            2.11        No Conflicts, etc.  The execution, delivery, and performance by the Company of the Applicable Agreements and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the amended and restated Certificate of Incorporation and Bylaws of the Company (as the same may be amended from time to time, the “Charter Documents ”); or (iii) violate any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12        No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter Documents, or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13        Corporate Power; Licenses; Consents.

2.13.1.     Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Prospectus. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business as currently contemplated are correct in all material respects.  The Company has not carried on any business activity since its formation except as described in the Registration Statement and Prospectus.

2.13.2.     Transactions Contemplated Herein.  The Company has all requisite corporate power and authority to enter into the Applicable Agreements and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by the Applicable Agreements and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of FINRA.

2.14        D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and shareholders immediately prior to the Offering (the “Insiders”) is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

2.15        Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Questionnaires or the Prospectus.

2.16        Good Standing.  The Company has been duly organized and is validly existing as a Delaware corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.17        Transactions Affecting Disclosures to FINRA.

2.17.1.     Finder’s Fees.  Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2.     Payments Within Twelve Months.  The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than the prior payment of $10,000 to the Representative, which payment is reimbursed to the Company to the extent not actually incurred, and payment to the Underwriters as provided hereunder in connection with the Offering.

2.17.3.     Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.17.4.     FINRA Affiliation.  No officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and ZAG/S&W if it learns that any officer, director or owner of at least 5% of the Company’s outstanding capital stock (or securities convertible into capital stock) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.17.5.     Additional FINRA Representations.  Neither the Sponsor, nor officers, directors or 5% or greater shareholders (directly or indirectly) of the Company is an owner of common stock or other securities of any member of FINRA (other than securities purchased on the open market).     Neither the Sponsor, nor officers, directors or 5% or greater shareholders (directly or indirectly) of the Company has made a subordinated loan to any member of FINRA.   No proceeds from the sale of the Securities or the Placement Securities will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA.   The Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons, other than the arrangements the Company has entered into with the Representative in connection with the Offering.

2.17.8.     Compensation Issues. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly, to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.   No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

2.17.10.   Conflicts of Interest. No FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of FINRA.

2.18        Foreign Corrupt Practices Act.  Neither the Company nor any of the directors, employees or officers of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19        Officers’ Certificates.  Any certificate signed by any duly authorized officer of the Company, in connection with the Offering, and delivered to the Representative or to ZAG/S&W shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20        Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants, the Placement Warrants and the Representative’s Warrants with American Stock Transfer & Trust Company substantially in the form filed as an exhibit to the Registration Statement (“Warrant Agreement”).

2.21        Agreements With Insiders.

2.21.1.     Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) a form of which is annexed as Exhibit 10.3 to the Registration Statement (“Insider Letter”), pursuant to which the Insiders of the Company agree to certain matters.

2.21.2.     Placement Warrant Purchase Agreement. The sponsor has executed and delivered an agreement, annexed as Exhibit 10.6 of the Registration Statement (the “Placement Warrant Purchase Agreement”), pursuant to which the Sponsor, among other things, has purchased an aggregate of 2,333,333 Placement Warrants in the Private Placement.  Pursuant to the Placement Warrant Purchase Agreement, (i) the proceeds from the sale of the Placement Warrants will be deposited by the Company in the Trust Fund in accordance with the terms of the Trust Agreement on or prior to the Closing, and (ii) the purchasers of the Placement Warrants have waived any and all rights and claims that they may have to any proceeds, and any interest thereon, held in the Trust in respect of the shares of Common Stock issuable upon exercise of such Placement Warrants in the event that an Acquisition Transaction is not consummated and the Trust Fund is liquidated in accordance with the terms of the Trust Agreement.

2.21.3.     Lock-up. The Company has caused the Initial Shareholder to enter into a letter agreement (“Letter Agreement”), substantially in the form annexed as Exhibit 10.1 to the Registration Statement, whereby the Initial Shareholder agrees, among other things, that it shall not, except as described in the Prospectus, with respect to any of the Securities beneficially owned by it: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the securities acquired by the Initial Shareholder prior to the Offering (the “Insider Shares”), whether any such transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii), until: (A) with respect to the Insider Shares, one year after the completion of an Acquisition Transaction, and (B) with respect to the Placement Warrants, upon the consummation of an Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be.  All of the Insider Shares and Placement Warrants will be released from such restrictions, if, following consummation of an Acquisition Transaction, the Company engages in a subsequent liquidation, share exchange, share reconstruction and amalgamation or contractual control arrangement or engages in any other similar acquisition transaction. To the Company’s knowledge, the escrow agreement with respect to the escrow of the Ordinary Shares of the Initial Shareholders with American Stock Transfer & Trust Company substantially in the form filed as an exhibit to the Registration Statement (“Escrow Agreement”) is enforceable against the Initial Shareholder and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Initial Shareholder is a party. The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representative.

2.22        Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering substantially in the form annexed as Exhibit 10.2 to the Registration Statement.

2.23        Subsidiaries.  The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

2.24        Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.25        Board of Directors.  As of the Effective Date, the Board of Directors of the Company will be comprised of the persons set forth under the heading of the Prospectus captioned “Management.”

2.26        Sarbanes-Oxley Compliance.  The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.27        No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

2.28        Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act) of the Company’s total assets (giving effect to the Closings) consists of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government securities” (as defined in Section 2(a)(16) of the Investment Company Act) or money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act.

2.29        Taxes  The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

              2.30        Covenants Not to Compete. No employee, officer or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

2.31        No Contemplation of a Business Transaction.  Prior to the date hereof, neither the Company, its officers and directors nor the Initial Shareholder had, and as of the Closing Date, the Company and such officers and directors and Initial Shareholder will not have had: (i) any specific Acquisition Transaction under consideration or contemplation; or (ii) any discussions with any target business regarding a possible Acquisition Transaction.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1      Amendments to Registration Statement.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2      Federal Securities Laws.

3.2.1.           Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2.           Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.           Exchange Act Registration.  For a period of three (3) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated or is acquired in a transaction approved by the requisite number of shareholders, the Company will use its best efforts to maintain the registration of the Units, Series A Shares and Warrants under the provisions of the Exchange Act and, the Company will not deregister the Units, Series A Shares and Warrants under the Exchange Act without the prior written consent of the Representative.

3.2.4.           Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 under the Act, including timely Commission filing where required, legending and record keeping.

3.3      Delivery to the Underwriters of Prospectuses.  The Company will deliver to each of the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act such number of copies of each Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.4          Effectiveness and Events Requiring Notice to the Representative.  The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months from the Closing Date, and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5          Review of Financial Statements.  For a period of three (3) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

3.6          Secondary Market Trading and Standard & Poor’s.   The Company will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of three (3) years immediately after the Effective Date.

3.7          Reports to the Representative.

3.7.1        Periodic Reports, etc.  For a period of three (3) years from the Effective Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Act; (v) such additional documents and information with respect to the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and ZAG/S&W in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.7.2.       Transfer Sheets.  For a period of three (3) years from the Effective Date, the Company shall retain a transfer and registrar agent acceptable to the Representative (the “Transfer Agent”) and will furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  American Stock Transfer & Trust Company is acceptable to the Representative to act as Transfer Agent for the Company’s securities.

3.7.3.       Trading Reports.  During such time as the Public Securities are listed on [__________] the Company shall provide to the Representative, at the Company’s expense, such reports published by the [__________] relating to prices and trading of the Public Securities, as the Representative shall reasonably request.

3.8          Payment of Expenses.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Units to be sold in the Offering (including the Over-allotment Units) with the Commission; (b) all COBRA Desk filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing or qualification for trading on the securities exchange or trading system as the Company and the Underwriter together determine; (d) all fees, expenses and disbursements relating  to background checks of the Company’s officers and directors in an amount not to exceed $9,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of the Units under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to: a payment of $15,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $5,000 at closing); (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Units (and the underlying securities) under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary, (h) the costs and expenses of the public relations firm referred to herein; (i) the costs of preparing, printing and delivering certificates representing the Units and the securities underlying the Units; (j) fees and expenses of the transfer agent for the Units and the securities underlying the Units; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (l) the costs associated with post-Closing advertising of the Offering in the national editions of the Wall Street Journal and the New York Times; (m) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (n) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (p) $16,000 for the Representative’s use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering; and (q) up to $10,000 for the Underwriters’ actual “road show” expenses for the Offering. The Underwriter may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter.

3.9          Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.10        Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date, if such statement has not already been filed by the Company with the Securities and Exchange Commission.

3.11        Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, the Shares or Warrants.

3.12        Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.13        Accountants.  As of the Effective Date, the Company shall retain independent public accountants reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Effective Date.  The Representative acknowledges that McGladrey is acceptable to the Representative.

3.14        FINRA.  The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Public Securities.

3.15        No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.16        Release of D&O Lock-up Period.  If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Letter Agreement described in Section 2.21.3 hereof, it will provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, and the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

3.17        Affiliated Transactions.

3.15.1.     Acquisition Transactions. The Company will not consummate an Acquisition Transaction with any entity which any of its officers, advisors or directors, the Sponsor or its affiliates has a substantial interest in unless the Company obtains an opinion from an independent investment banking firm that the Acquisition Transaction is fair to the Company’s shareholders from a financial perspective.

3.15.2.     Affiliate Compensation. There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of the Company, made to the Company’s officers and directors (directly or indirectly) prior to the consummation of an Acquisition Transaction other than: (i) repayment of an aggregate of $[_______] in non-interest bearing loans made by Selway Capital Holdings, LLC to pay a portion of the Company’s offering expenses; (ii) securities issued to the Company’s officers and directors in exchange for loans reasonably necessary to meet the Company’s working capital needs; and (iii) reimbursement for any reasonable out-of-pocket expenses incident to the Offering and finding a suitable Acquisition Transaction.  There is no limit on the amount of out-of-pocket expenses reimbursable by the Company (except that reimbursement may not be made using funds in the trust account unless and until an Acquisition Transaction is consummated).  Additionally, the Company may pay to Selway Capital LLC, an affiliate of Selway Capital Holdings, LLC, $5,000 per month for up to twelve months for office space and general and administrative services (the “Services Agreement”).

3.16        Disqualification of Form S-1. For a period equal to seven years from the date hereof, or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Warrants under the Act.

3.17        Notice to FINRA. For a period of ninety days after the date of the Prospectus, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to FINRA and to the Representative prior to the consummation of the Acquisition Transaction: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Offering, as such term is defined in Rule 5110 of FINRA’s Conduct Rules; provided that no agreement will be entered into with the Underwriter and no fees for such services will be paid to the Underwriter prior to the date which is 90 days after the Effective Date, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement or tender offer documents which the Company will file in connection with an Acquisition Transaction.

            3.18       Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) that reflect the receipt by the Company of the proceeds of the Offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which report shall contain the Company’s Audited Financial Statements.

3.19       Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Representative.

3.20       Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Fund to be invested only in “government securities” (as defined in Section 2(a)(16) of the Investment Company Act) or money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act. The Company will otherwise conduct its business in a manner so that it will not become subject to registration under the Investment Company Act.  Furthermore, once the Company consummates an Acquisition Transaction, it shall be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities that would require registration under the Investment Company Act.

3.21       Acquisition Transaction Announcement. Within five business days following the consummation by the Company of an Acquisition Transaction, the Company shall cause an announcement (“Acquisition Transaction Announcement”) to be placed, at its cost, on the PR Newswire. Such announcement shall describe the consummation of the Acquisition Transaction and indicate that the Representative was the managing underwriter in the Offering. The Company shall supply the Representative with a draft of the Acquisition Transaction Announcement and provide the Representative with a reasonable opportunity to comment thereon. The Company will not place the Acquisition Transaction Announcement without the final approval of the Representative, which approval will not be unreasonably withheld or delayed.

3.22       Press Releases. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first business day following the fortieth (40th) day following the Closing Date.

3.23       Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Securities outstanding from time to time.

3.24       Private Placement Proceeds. Immediately upon establishment of the Trust Fund and prior to the Closing, the Company shall deposit all of the proceeds from the Private Placement into the Trust Fund and shall provide the Representative with evidence of the same.

3.25       OTC Bulletin Board.  The Company will use its best efforts to meet the requirements for quotation on the OTC Bulletin Board or other Trading Market for a period of at least three (3) years from the date of this Agreement, unless the Company fails to consummate an Acquisition Transaction and is required to liquidate its assets pursuant to its Charter Documents. “Trading Market” means the following markets or exchanges on which the Company’s Public Securities are listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE Amex, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market.

4.           Conditions of Underwriters’ Obligations.  The obligations of the Underwriter to purchase and pay for the Units, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder and (iv) the following conditions:

4.1      Regulatory Matters.

4.1.1.           Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of ZAG/S&W.

4.1.2.           FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.           Stock Market Clearance.  On the Closing Date, the Units shall have been approved for trading on the OTC Bulletin Board.

4.1.4.           Free Writing Prospectuses.  The Representative covenants with the Company that the Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the 1933 Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

4.2      Company Counsel Matters.

4.2.1.           Closing Date Opinion of Counsel.  On the Closing Date, the Representative shall have received the favorable opinion of Loeb & Loeb LLP (“L&L”), counsel to the Company, dated the Closing Date, addressed to the Representative covering the following (subject to standard qualifications and limitations):

(i)           The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of Delaware with the requisite corporate power to own or lease, as the case may be, and operate its properties, and to conduct its business as described in the Registration Statement and the Prospectus.

(ii)           All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Company’s Charter Documents. The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Act or exempt from such registration requirements. The authorized, and to the extent of L&L’s knowledge, outstanding shares of capital stock of the Company are as set forth in the Prospectus.

(iii)           The Public Securities have been duly authorized and, when issued and paid for, will be validly issued and to L&L’s knowledge, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders.  The Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Charter Documents.  The Over-allotment Option and Underwriter’s Purchase Option constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number of securities called for thereby, and the Over-allotment Option and the Underwriter’s Purchase Option are enforceable against the Company in accordance with their respective terms.

(iv)           Each of the Applicable Agreements has been duly and validly authorized and executed by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

(v)           The execution, delivery and performance of the Applicable Agreements by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Public Securities, do not and will not, with or without the giving of notice or the lapse of time, or both (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Charter Documents or any other governing documents of the Company, or (c) violate any U.S. Federal or New York State statute or the Delaware General Corporation Law or any judgment, order or decree, rule or regulation applicable to the Company, or of any U.S. Federal or New York State regulatory authority.

(vi)           The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations. The Securities offered pursuant to the Prospectus conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States, New York State or Delaware statute or regulation required to be described in the Prospectus is not described as required, nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(vii)           The Registration Statement has been declared effective by the Commission.  L&L has been orally advised by the Staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued, and to our knowledge, no proceedings for that purpose have been instituted or overtly threatened by the Commission.  Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

(viii)           The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ix)             No consent, approval, authorization or filing with or order of any U.S. Federal or New York State governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except (i) such as have been made or obtained under the Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities in the manner contemplated in the Agreement and in the Prospectus, as to which L&L does not express an opinion.

(ix)             Except as disclosed in the Registration Statement and based solely on a representation letter from the Company to L&L, to L&L's knowledge, the Company is not a party to any written agreement granting any holders of securities of the Company rights to require the registration under the Act of resales of such securities.

(x)      Except as disclosed in the Registration Statement, to L&L's knowledge, the Company is not a party to any written agreement granting any holders of securities of the Company rights to require the registration under the Act of resales of such  securities. L&L has relied upon a representation letter from management in connection with this opinion and is not aware of any material facts that would contradict the representatives set forth in such letter.

4.2.2.           The opinion of L&L shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view, and shall not be deemed to have rendered belief with respect to, the financial information, statistical data and information and matters regarding non-U.S. Federal or New York State laws, rules and regulations or the Delaware General Corporation Law included in the Registration Statement or the Prospectus).  The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements including notes and schedules, financial data, statistical data and non-United States laws, rules and regulations included in the Registration Statement or the Prospectus, included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations.

4.2.3.           Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinions of L&L, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by L&L in its opinion delivered on the Closing Date.

4.2.4.           Reliance. In rendering its opinions, L&L may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to ZAG/S&W if requested.

4.3       Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a cold comfort letter, addressed to the Representative and in form and substance satisfactory in all respects to the Representative from McGladrey dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any.

4.4       Officers’ Certificates.

4.4.1.           Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof remain true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2.           Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying: (i) that the Charter Documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5       No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business, financial or otherwise, of the Company from the latest dates as of which such information is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6       Delivery of Agreements.

4.6.1.           Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement and the Letter Agreement, Trust Agreement, the Warrant Agreement, the Services Agreement and all of the Insider Letters.

4.6.2.           Closing Date Deliveries.  On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Purchase Option Agreement.

5.	Indemnification.

5.1       Indemnification of the Underwriters.

5.1.1.           General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representative that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the OTC Bulletin Board or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be.. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

5.1.2.           Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and reasonable fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Representative (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2       Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Company and the Underwriters or between the Company and any third party or otherwise), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company by the Representative with respect to such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3       Contribution.

5.3.1.           Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.

5.3.2.           Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.	Default by an Underwriter.

6.1          Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2          Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Units or Option Units,  the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Units or Option Units, the Representative does not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Units or Option Units on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3          Postponement of Closing Date.  In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.	Additional Covenants.

7.1          Board Composition and Board Designations.  The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the requirements, if any, of the OTC Bulletin Board or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.2          Right of First Refusal.  The Company agrees that if the Units are sold in accordance with the terms of this Underwriting Agreement, the Representative shall have an irrevocable preferential right (the "Right of First Refusal") for a period of six (6) months from the date the Acquisition Transaction is completed (provided the end of which period shall not be more than three (3) years from the Effective Date) to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company any securities (whether debt or equity or any combination thereof) of the Company or any such subsidiary or successor which the Company or any such subsidiary or successor may seek to sell whether with or without or through an underwriter, placement agent or broker-dealer and whether pursuant to registration under the Act or otherwise. The Company and any such subsidiary or successor will consult the Representative with regard to any such proposed financing and will offer the Representative the opportunity to purchase or sell any such securities on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If the Representative fails to accept such offer within 10 business days after the mailing of a notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. The Company shall have the right, at its option, to designate the Representative as lead underwriter or co-manager of any underwriting group or co-placement agent of any proposed financing in satisfaction of its obligations hereunder, and the Representative shall be entitled to receive as its compensation 50% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent and 33% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent with respect to a proposed financing in which there are three co-managing or lead underwriters or co-placement agents. Notwithstanding anything in this Section 7.2, the Representative shall not have any Right of First Refusal with respect to any proposed financing that is initiated by Selway Capital LLC, or its affiliates and where no other underwriter or a placement agent, advisor or investment banking firm are engaged.

7.3          Trust Fund Waiver Acknowledgment. Prior to the commencement by the Company of its due diligence investigation of any operating business which the Company seeks to acquire (“Target Business”) or the obtaining of the services of any vendor, the Company shall seek to have such Target Business or vendor acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Fund, initially in an amount of $[_____] (without giving effect to the exercise of the Over-allotment Option) for the benefit of the Public Shareholders (as such term is defined in the Prospectus) and that, except for the interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of the Company or (ii) to the Company after it consummates an Acquisition Transaction, a Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation and (b) for and in consideration of the Company (1) agreeing to evaluate such Target Business for purposes of consummating an Acquisition Transaction with it or (2) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The foregoing letters shall substantially be in the form attached hereto as Exhibit C and D, respectively. Furthermore, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit E.

8.	Effective Date of this Agreement and Termination Thereof.

8.1          Effective Date.  This Agreement shall become effective as of the Effective Date when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2          Termination.  The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Units or Option Units, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriters for the sale of the securities.

8.3          Expenses.  Except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out of pocket expenses related to the transactions contemplated herein (including the reasonable fees and disbursements of ZAG/S&W) up to a maximum of $150,000 for all such expenses, which includes any advances paid by the Company to the Underwriters; provided, however, that such provisions in no way limit or impair the indemnification and contribution provisions of this Agreement).

8.4          Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.	Miscellaneous.

9.1          Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representative:

Aegis Capital Corp.
810 Seventh Avenue, 11th Floor
New York, NY 10019
Attn: General Counsel
Fax No.: 212-813-1010

Copy to:

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: Edwin L. Miller, Esq.
Fax No.: 617 338 2880

If to the Company:

Selway Capital Acquisition Corporation
74 Grand Avenue, 2nd Floor
Englewood, NJ 07631
Attention:  Chief Executive Officer

Copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154

Attention: Mitchell S. Nussbaum and Giovanni Caruso

9.2          Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3          Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4          Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5          Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

9.7          Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8          Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature page immediately follows.]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

SELWAY CAPITAL ACQUISITION CORPORATION

By:
Name:
Title:

Accepted on the date first above written.

AEGIS CAPITAL CORP.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Units
Aegis Capital Corp.
Chardan Capital Markets, LLC
2,750,000

EXHIBIT A

Form of Representative’s Purchase Option Agreement

THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE OPTION AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE OPTION FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) AEGIS CAPITAL CORP. OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF AEGIS CAPITAL CORP. OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE OPTION IS NOT EXERCISABLE PRIOR TO THE LATER OF: (I) THE CONSUMMATION OF AN ACQUISITION TRANSACTION, POST-ACQUISITION TRANSACTION OR POST-ACQUISITION AUTOMATIC TRUST LIQUIDATION (AS SUCH TERMS ARE DEFINED IN THE UNDERWRITING AGREEMENT, AS DEFINED HEREIN), AS THE CASE MAY BE, OR (II) ___________  ________________ [DATE THAT IS ONE YEAR FROM THE DATE OF THE PROSPECTUS]. VOID AFTER 5:00 P.M. EASTERN TIME, THE EARLIER OF (I) ___________________ [DATE THAT IS FIVE YEARS FROM THE DATE OF EFFECTIVENESS OF THE PROSPECTUS], OR THE DATE IN WHICH THIS PURCHASE OPTION IN ACCORDANCE IS REDEEMED IN ACCORDANCE WITH THE TERMS HEREOF.

UNIT PURCHASE OPTION

For the Purchase of  Units Consisting of
One Share of Common Stock and
One Warrant to Purchase Common Stock
of
SELWAY CAPITAL ACQUISITION CORPORATION

1.           Purchase Option. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of [ ]("Holder"), as registered owner of this Purchase Option, to Selway Capital Acquisition Corporation (the "Company"), Holder is entitled, at any time or from time to time from the later of: (i)  the consummation of an Acquisition Transaction,  Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, as the case may be, or (ii)  one year from ________________ [DATE THAT IS ONE YEAR FROM THE DATE OF THE PROSPECTUS] (the "Commencement Date"), and at or before 5:00p.m., Eastern Time, ending on the earlier of (i) ___________________ [DATE THAT IS FIVE YEARS FROM THE DATE OF EFFECTIVENESS OF THE PROSPECTUS], or (ii) the date in which this purchase warrant is redeemed, in accordance with the terms hereof (the "Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 137,500 Units of the Company, as described in the Prospectus of the Company dated the date hereof (the "Units") subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close in New York City, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Option. This Purchase Option is initially exercisable at $12.50 per Unit; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price per Unit and the number of Units to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2.           Exercise.

2.1           Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price for the Units being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2           Cashless Exercise.  In lieu of exercising this Purchase Option by payment of cash or certified check or official bank check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Units equal to the value of this Purchase Option (or the portion thereof being exercised), by surrender of this Purchase Option to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder Units in accordance with the following formula:

X	=	Y(A-B)
A
		Where,	X	=	The number of Units to be issued to Holder;
			Y	=	The number of Units for which the Purchase Option is being exercised;
			A	=	The fair market value of one Unit; and
			B	=	The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Unit is defined as follows:

(i)        if the Company’s Units are traded on a securities exchange, the value shall be deemed to be the average of the closing prices on such exchange or market over the thirty (30) day period ending three (3) days prior to the date of the exercise form being submitted in connection with the exercise of the Purchase Option; or

(ii)       if the Company’s Units are actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the date of the exercise form being submitted in connection with the exercise of the Purchase Option; or

(iii)      if the Company’s Units are not actively traded but shares of the Company’s common stock (the “Shares”) are actively traded and the warrants that comprise or comprised a part of the Units (the “Warrants”) are actively traded, then a Unit shall be deemed to have a value equal to the value of the shares of common stock and Warrants underlying the Units; or

(iv)      if there is no active public market for either the Shares or the Warrants, the value of either or both, as applicable, shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3           Legend. Each certificate for the securities purchased under this Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the "Act"):

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available."

3.           Transfer.

3.1           General Restrictions. The registered Holder of this Purchase Option agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or  hypothecate this Purchase Option for a period of one hundred eighty (180) days following the  Effective Date to anyone other than: (i) Aegis Capital Corp. ("Aegis") or an underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of Aegis or of any such underwriter or selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Option or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Option or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after 180 days from the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2           Restrictions Imposed by the Act. The securities evidenced by this Purchase Option shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Zysman, Aharoni Gayer and Sullivan & Worcester LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission") and compliance with applicable state securities law has been established.

4.           Registration Rights.

4.1           Demand Registration.

4.1.1           Grant of Right. The Company, upon written demand (a "Demand Notice") of the Holder(s) of at least 51% of the Shares underlying the Purchase Options (including Shares underlying the Warrants) and/or Shares previously issued upon exercise of the Purchase Options and/or the Warrants ("Majority Holders"), agrees to register, on one occasion, all or any portion of the Shares underlying the Purchase Options (including Shares underlying the Warrants) (collectively the "Registrable Securities"). On such occasion, the Company will file a registration statement with the SEC covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the SEC; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time during a period of four (4) years beginning one (1) year from the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Purchase Options and/or the Registrable Securities within ten (10) days from the date of the receipt of any such Demand Notice.

4.1.2           Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 4.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.1.1 to remain effective for a period of at least twelve consecutive months from the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission.

4.2              "Piggy-Back" Registration.

4.2.1           Grant of Right. In addition to the demand right of registration, described in Section 4.1 hereof the Holder shall have the right, for a period of six (6) years commencing one (1) year from the date of the effectiveness of the Prospectus, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

4.2.2           Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written. notice, within ten (10) days of the receipt of the Company's notice of its intention to file a registration statement.

4.3              General Terms.

4.3.1           Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20 (a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5.1 of the Underwriting Agreement between the Underwriters and the Company, dated as of [_________________] (the “Underwriting Agreement”). The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5.2 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

4.3.2           Exercise of Purchase Options. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise their Purchase Options prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.3.3           Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of. (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.  Notwithstanding the above, the Company shall not be obligated to provide a Holder with material nonpublic information under such Holder signed a non-disclosure agreement in form acceptable to the Company.

4.3.4           Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 4, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Shares and their intended methods of distribution and in such case agree to customary covenants and indemnification provisions for the benefit of the selling security holders.

4.3.5           Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders, together with such other information as Company may reasonably request.

4.3.6           Damages. Should the registration or the effectiveness thereof required by Sections 4.1 and 4.2 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5.           New Purchase Options to be Issued.

5.1              Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

5.2              Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.           Adjustments.

6.1              Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Purchase Option (including Shares underlying the Warrants, but without duplication of the adjustment provisions of the Warrants) shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1           Share Dividends; Split Ups. If after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Units (or the number of Shares directly or indirectly underlying this Purchase Option) purchasable hereunder shall be increased in proportion to such increase in outstanding shares, and the Exercise Price shall be proportionately adjusted.

6.1.2           Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Units (or the number of Shares directly or indirectly underlying this Purchase Option) purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares.

6.1.3           Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Option (and without duplication, obtainable upon exercise of the Warrants) immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4           Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section 6.1, and Purchase Options issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2             Substitute Purchase Option. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Option providing that the holder of each Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Units and underlying securities of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Option shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3              Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7.           Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of the Purchase Options, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefore, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Purchase Options and payment of the exercise price therefore, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Purchase Options shall be outstanding, the Company shall use its commercially reasonable efforts to cause all securities directly or indirectly issuable upon exercise of the Purchase Options to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq Global Market, Capital Market, OTC Bulletin Board or any successor trading market) on which the Units issued to the public in the Offering may then be listed and/or quoted.

8.           Certain Notice Requirements.

8.1             Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2             Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore, or (iii) a dissolution, liquidation or winding up of the Company(other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3             Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Financial Officer.

8.4             Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

Selway Capital Acquisition Corporation
74 Grand Avenue, 2nd Floor
Englewood, NJ 07631
Attention: Chief Executive Officer

With a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 1015
Attention:  Mitchell S. Nussbaum and Giovanni Caruso

9.           Miscellaneous.

9.1             Amendments. The Company and Aegis may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Aegis may deem necessary or desirable and that the Company and Aegis deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2             Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

9.3.             Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4             Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

9.5             Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

9.6             Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7             Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.8             Exchange Agreement. As a condition of the Holder's receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and Aegis enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Purchase Options will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

[Remainder of page deliberately left blank.]

IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the ____ day of _______, 20___.

SELWAY CAPITAL ACQUISITION CORPORATION

By:
Name:
Title:

[Form to be used to exercise Purchase Option:

Date:                  ,                      20___

The undersigned hereby elects irrevocably to exercise the Purchase Option for [___] Units of Selway Capital Acquisition Corporation and hereby makes payment of $[_________] (at the rate of $[___________] per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Units as to which this Purchase Option is exercised in accordance with the instructions given below and, if applicable, a new Purchase Option representing the number of Shares for which this Purchase Option has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase [___] Units under the Purchase Option for [___] Shares, as determined in accordance with the following formula:

X	=	Y(A-B)
A
		Where,	X	=	The number of Units to be issued to Holder;
			Y	=	The number of Units for which the Purchase Option is being exercised;
			A	=	The fair market value of one Unit which is equal to $[____]; and
			B	=	The Exercise Price which is equal to $[_____] per Unit

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Units as to which this Purchase Option is exercised in accordance with the instructions given below and, if applicable, a new Purchase Option representing the number of Shares for which this Purchase Option has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Option without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Purchase Option:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Option):

FOR VALUE RECEIVED,          does hereby sell, assign and transfer unto the right to purchase Units of Selway Capital Acquisition Corporation ("Company") evidenced by the Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:           , 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Option without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

[Form of Press Release]

Selway Capital Acquisition Corporation
[Date]

 Selway Capital Acquisition Corporation announced today that Aegis Capital Corp., acting as representative for the underwriters in the Company’s recent public offering of  units, consisting of shares of common stock and warrants, is [waiving] [releasing] a lock-up restriction with respect to _________  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on  _________,          20___, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

FORM OF TARGET BUSINESS LETTER

Selway Capital Acquisition Corporation
74 Grand Avenue
2nd Floor
Englewood, NJ 07631
Attn: Yaron Eitan, President and Chief Executive Officer

Reference is made to the Final Prospectus of Selway Capital Acquisition Corporation (the “Company”), dated __________, 2011 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Fund, initially in an amount of $[_________] for the benefit of the Public Shareholders and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of the Company; or (ii) to the Company and the Underwriters after consummation of an Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating an Acquisition Transaction with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

D-2

EXHIBIT D

FORM OF VENDOR LETTER

Selway Capital Acquisition Corporation
74 Grand Avenue
2nd Floor
Englewood, NJ 07631
Attn: Yaron Eitan, President and Chief Executive Officer

Reference is made to the Final Prospectus of Selway Capital Acquisition Corporation (the “Company”), dated __________, 2011 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Fund, initially in an amount of $[_________] for the benefit of the Public Shareholders and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of the Company; or (ii) to the Company and the Underwriters after consummation of an Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation.

For and in consideration of the Company engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor

D-3

EXHIBIT E

FORM OF DIRECTOR/OFFICER LETTER

Selway Capital Acquisition Corporation
74 Grand Avenue
2nd Floor
Englewood, NJ 07631
Attn: Yaron Eitan, President and Chief Executive Officer

Reference is made to the Final Prospectus of Selway Capital Acquisition Corporation (the “Company”), dated __________, 2011 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

The undersigned officer or director of Company hereby acknowledges that the Company has established the Trust Fund, initially in an amount of $[_________] for the benefit of the Public Shareholders and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of the Company; or (ii) to the Company and the Underwriters after consummation of an Acquisition Transaction, Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation.

The undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Notwithstanding the foregoing, such waiver shall not apply to the shares underlying the units acquired by the undersigned or any of its affiliates in the IPO and any shares subsequently acquired by the undersigned in the public market.

Print Name of Officer/Director

Authorized Signature of Officer/Director

A-3